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                                                                 EXHIBIT 3.1C



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           EVERGREEN MEDIA CORPORATION

                   (ORIGINALLY INCORPORATED ON JUNE 22, 1988)

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                  FIRST: The name of the corporation is Chancellor Media
Corporation (the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 325,000,000 shares consisting of (a) 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (b) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (c) 75,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

                  The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock and the Class A Common Stock are as follows:

         1.       Reclassification of Existing Class A and Class B Common Stock.

                  (a) Upon the filing of this Amended and Restated Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified, changed and converted into one share of the Common Stock, and each share of Class B Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified into one share of Common Stock (such reclassifications collectively being the "Reclassification").

                  (b) After the Reclassification, each holder of the shares of capital stock of the Corporation being reclassified, changed and converted as provided herein shall be entitled to receive, upon surrender at the office of the Corporation or the transfer agent for the Common Stock of such holder's certificate or certificates representing the shares being reclassified, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, as promptly


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as practicable after such surrender one or more certificates evidencing the
Common Stock issuable to such holder in respect of the Reclassification. After the Reclassification, pending the issuance and delivery of such certificates in accordance herewith, the certificate or certificates evidencing the shares of previously outstanding class A and class B common stock being reclassified shall be deemed to evidence the shares of Common Stock issuable upon the Reclassification.

         2.       Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                           (ii) the number of shares to constitute the class or series and the designations thereof;

                           (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

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                           (vi)    the dividend rate, whether dividends are
         payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock and Class A Common Stock, each voting as a separate class, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

         3. Provisions Relating to the Common Stock and Class A Common Stock.

                  (a) Except as otherwise set forth in this Paragraph 3, each share of Common Stock and Class A Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote as a class upon



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all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held, and the holders of shares of Class A Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation as a separate class and shall be entitled to one vote for each share of Class A Common Stock held.

                  (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive and participate ratably in such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                  (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock or Class A Common Stock held by them.

                  (d) With respect to any Going Private Transaction (as defined below) between the Corporation and Scott K. Ginsburg or Affiliates of Scott K. Ginsburg (as defined below), the holders of the Common Stock and the Class A Common Stock shall each vote separately as a class. For purposes of this Paragraph 3(d), the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. Section 240.13e-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended. The term "Affiliate of Scott K. Ginsburg" shall mean (x) any corporation of which Scott K. Ginsburg is the beneficial owner of 50% or more of the combined voting power of all classes of equity securities, (y) any trust or other estate in which Scott K. Ginsburg serves as trustee or in a similar capacity, or (z) any partnership, joint venture, or unincorporated organization that is under the direct or indirect control of Scott K. Ginsburg, such that Scott K. Ginsburg possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract, or otherwise.

         4.       General.

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock and Class A Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions; provided, however, that notwithstanding the foregoing, the Corporation may not issue shares of Class A Common Stock without the unanimous vote or written consent of the Board of Directors of the Corporation. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be



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deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                  FIFTH: The number of directors constituting the Board of Directors shall be no less than five and no more than thirteen, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock. Commencing on the date on which this Amended and Restated Certificate of Incorporation shall become effective pursuant to the General Corporation Law of the State of Delaware, the directors of the Corporation shall be divided into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and the third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 1998 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 1999 annual meeting of stockholders and the term of office of the Class III directors shall expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  SIXTH: The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                  SEVENTH:The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

                           (a) The Corporation shall not issue to (i) a person
                  who is a citizen of a country other than the United States;
                  (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall




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                  not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

                           (b) No Alien or Aliens shall be entitled to vote or
                  direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

                           (c) No Alien shall be qualified to act as an officer
                  of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

                           (d) The Board of Directors of the Corporation shall
                  have all powers necessary to implement the provisions of this Article Seventh.

                  EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

                  NINTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the



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same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

                  The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                  Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Ninth shall extend to proceedings involving the negligence of such Person.

                  The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person


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who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ninth.

                  As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                  TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.


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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates, integrates and further amends all Articles of the Corporation's Restated Certificate of Incorporation pursuant to Sections 242 and 245 of the Delaware General Corporation Law, and which includes and incorporates by reference, without amendment, the designations, powers and preferences, and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the $3.00 Convertible Exchangeable Preferred Stock of the Corporation (the shares of which series shall, upon the effectiveness of this Amended and Restated Certificate of Incorporation, be convertible into Common Stock of the Corporation rather than Class A Common Stock of the Corporation, pursuant to and in accordance with, and to the extent provided by, the terms of such series) as set forth in Exhibit A attached hereto, to be signed by its duly authorized officer this 5th day of September, 1997.

                                  EVERGREEN MEDIA CORPORATION



                                  By:          /s/ Matthew E. Devine
                                        ----------------------------------------
                                        Name:  Matthew E. Devine
                                        Title: Executive  Vice  President, Chief
                                               Financial Officer and Secretary


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